UNSECURED PROMISSORY NOTE

$1,500,000.00
July 12, 2008

FOR VALUE RECEIVED, the undersigned, ACTIGA CORPORATION, a Nevada corporation (together with its successors and assigns, the "Borrower" or “Company”), hereby promises to pay to the order of VP Bank (Switzerland) Ltd. a financial institution (together with its successors and assigns, the "Lender"), at the Lender's offices at Bahnhofstrasse 3, CH-8022 Zurich, Switzerland (or such other place as the Lender may designate in writing to the Borrower), the aggregate principal sum of One Million Five-Hundred Thousand Dollars ($1,500,000.00), with interest, upon the terms and subject to the conditions of this unsecured promissory note (the "Note") as set forth below. The Lender and Borrower collectively shall be referred to as the “Parties.”

1. PAYMENT AND PREPAYMENT.

(a) REPAYMENT OF PRINCIPAL. The Borrower shall repay the principal amount of this Note in one lump sum no later than the earlier of (i) the second anniversary of the date hereof (the “Maturity Date”) or (ii) an Event of Default (as defined hereinafter).

(b) PAYMENT OF INTEREST. The unpaid principal amount of this Note shall accrue interest (computed on the basis of a 365-day year) at the rate of twenty-five percent (25%) per annum. Borrower shall repay the interest owed in two installments: once at the first anniversary of the date hereof and once at the Maturity Date.

(c) ADDITIONAL INTEREST. If payment of any amount due under this Note shall be overdue, such overdue amount shall continue to bear interest from and after the Maturity Date, to and including the date when paid in full.

(d) PREPAYMENT. The Borrower may, at its option, prepay all amounts due under this Note at any time. If such prepayment is made before the first anniversary of the date hereof, Borrower’s payment of interest shall equal the amount of interest as would have been accrued under this Note on the first anniversary of the date hereof without prepayment. If prepayment is made after the first anniversary of the date hereof, Borrower shall pay the interest accrued up to and including the date of prepayment. Any prepayment, if made, shall include: (1) the full amount of the principal and (2) the interest owing on the Note through the date of the prepayment (or, if applicable as set forth above, the interest owing on the Note through the first anniversary of the date hereof). Any prepayment shall not affect the right of the Lender to hold and later exercise warrants under the terms of Section 2(a). If the Borrower does exercise its right to prepay all amounts due under this Note, the revenue share percentage for payments owed to Lender under Section 2(b) below shall be reduced from three percent (3%) to one and one half percent (1.5%) from the date of prepayment or the first anniversary of the date hereof (whichever is later) until the Maturity Date. Regardless of prepayment of interest and principal on the Note, payments under 2(b) shall be made at the first anniversary of the date hereof and on the Maturity Date.

(e) MANNER OF PAYMENT AND PREPAYMENT. Payments and prepayments under this Note shall be applied first to interest accrued but unpaid and then to principal. If the due date of any required payment under this Note is not a "business day" (for this purpose, any day other than a Saturday, Sunday or legal holiday, such required payment shall be due and payable on the immediately succeeding business day.

2. ADDITIONAL LENDER BENEFITS UNDER THE NOTE

(a) ISSUANCE OF WARRANTS. In partial consideration of this Note, the Borrower hereby agrees to issue to Lender a Warrant to purchase from Borrower one million, five hundred thousand (1,500,000) shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Borrower, par value $0.001 per share, at the exercise price of one dollar and seventy-five cents ($1.75) per share (the “Warrants”). The Warrant shall expire five years from the date hereof and shall be governed by the terms of the separate document entitled Common Stock Purchase Warrant attached to this Note.

(b) PAYMENT OF A PORTION OF REVENUES DIRECTLY ATTRIBUTABLE TO CBS INTERACTIVE (“CBSI”) CONTRACT. In partial consideration of this Note, the Borrower hereby agrees to pay to Lender, three percent (3%) of all net revenues received by Borrower through the July 1, 2008 Survivor Properties licensing agreement between CBS and Borrower during the term of this Note. Payments under this section shall be made upon the first anniversary of the date hereof and on the Maturity Date. In accordance with the terms for prepayment of this Note under Section 1(d), CBSI revenue payments would be reduced from three percent (3%) to one and one-half percent (1.5%) from the date of prepayment or the first anniversary of the date hereof (whichever is later) until the Maturity Date.  If prepayment is not made, the BSI revenue payment percentage shall remain at three percent (3%).

3. EVENTS OF DEFAULT. The occurrence and continuation of any one or more of the following events shall constitute an event of default under this Note ("Event of Default"):

(a) PAYMENT DEFAULT. The Borrower shall fail to make any required payment of interest on this Note or shall fail to make any payment as required under Section 2(b).

(b) BANKRUPTCY DEFAULT. The Borrower shall (i) commence any case, proceeding or other action relating to seeking to have an order for relief entered with respect to it or its debts, or seeking reorganization, liquidation, dissolution, or other such relief with respect to it or its debts, or seeking appointment of a receiver or other similar official (each of the foregoing, a "Bankruptcy Action"); (ii) become the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment described in the immediately preceding clause (i); or (iii) make a general assignment for the benefit of its creditors.

   In each and every Event of Default under clause (a) or (b) of this Section, the Lender may, without limiting any other rights it may have at law or in equity, by written notice to the Borrower, declare the unpaid principal of and interest on this Note due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion. In each and every Event of Default, the unpaid principal of and interest on this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion.

  4. NOTICES. All notices, requests, demands or communications required or permitted under this Note shall be given in writing to the Parties at their addresses as set forth at the beginning of this Note.

  5. WAIVERS; RIGHTS AND REMEDIES.

(a) WAIVERS. No delay on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder. The Borrower hereby waives to the extent not prohibited by applicable law any requirement of diligence or promptness on the part of the Lender to enforce its rights under this Note.

(b) RIGHTS AND REMEDIES. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have.

  6. AMENDMENT. No amendment or other modification of this Note may be made without the written consent of both Parties.

  7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of California, and both Parties agree that any dispute related to this Note shall be heard in the courts of Riverside County, California.

BORROWER:

ACTIGA CORPORATION

/S/
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Amro Albanna  (NAME)
CEO   (Title)

LENDER:

/S/
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__________________(NAME)
__________________(Title)